Exhibit 10.2

ADMINISTRATION AGREEMENT

This Administration Agreement (this "Agreement") made as of  September 6, 2023, as amended and restated as of September 27, 2023, by and between 26North BDC, Inc., a Maryland corporation (the "Corporation"), and 26North Direct Lending Administration LLC, a Delaware limited liability company (the "Administrator").

W I T N E S S E T H:

WHEREAS, the Corporation is a closed-end, non-diversified management investment company that intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

WHEREAS, the Corporation desires to retain the Administrator to provide administrative services to the Corporation in the manner and on the terms hereinafter set forth;

WHEREAS, the Administrator is willing to provide administrative services to the Corporation on the terms and conditions hereafter set forth; and

WHEREAS, the Corporation and Administrator desire to amend and restate the Agreement as follows pursuant to Section 8 hereof.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and the Administrator hereby agree as follows:

1.              Duties of the Administrator

(a) Appointment of Administrator. The Corporation hereby appoints the Administrator to act as administrator of the Corporation, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Corporation (the "Board of Directors"), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and any such other persons providing services arranged for by the Administrator shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Corporation in any way or otherwise be deemed agents of the Corporation.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Corporation. Without limiting the generality of the foregoing, the Administrator shall provide the Corporation with office facilities, equipment, clerical, accounting, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board of Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Corporation, conduct relations with sub-administrators, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the members of the Board of Directors (the "Directors") of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Corporation as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Corporation should purchase, retain or sell or any other investment advisory services to the Corporation. The Administrator shall be responsible for providing portfolio collection functions for interest income, fees and warrants and maintaining the financial, accounting and other records that the Corporation is required to maintain and shall prepare, print and disseminate reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the "SEC") or any other regulatory authority, including reports to stockholders. The Administrator shall provide on the Corporation's behalf significant managerial assistance to those portfolio companies to which the Corporation is required to provide such assistance. In addition, the Administrator also shall: assist the Corporation in determining and publishing the Corporation's net asset value; oversee the preparation and filing of the Corporation's tax returns, compliance monitoring (including diligence and oversight of the Fund's other service providers) and the preparation of materials and coordination of meetings of the Board of Directors; and generally oversee the payment of the Corporation's expenses and the performance of administrative and professional services rendered to the Corporation by others. For the avoidance of doubt, the parties agree that the Administrator is authorized to enter into sub-administration agreements as the Administrator determines necessary in order to carry out the services set forth in this paragraph, subject to the prior approval of the Fund.

2.              Records

 The Administrator agrees to maintain and keep all books, accounts and other records of the Corporation that relate to activities performed by the Administrator hereunder and, if required by the Investment Company Act, will maintain and keep such books, accounts and records in accordance with the Investment Company Act. The Administrator may delegate the foregoing responsibility to a third party with the consent of the Board of Directors, subject to the oversight of the Administrator and the Fund. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Corporation shall at all times remain the property of the Corporation, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Corporation pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.              Confidentiality

 The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC and, to the extent applicable, pursuant to certain U.S. state and non-U.S. data privacy laws and regulations, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory or legal authority, or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.              Compensation; Allocation of Costs and Expenses

 In full consideration of the provision of the services of the Administrator, the Corporation shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder. If requested to perform significant managerial assistance to portfolio companies of the Corporation, the Administrator will be paid an additional amount based on the services provided, which shall not exceed the amount the Corporation receives from the portfolio companies for providing this assistance.

 The Corporation shall bear all costs and expenses that are incurred in its operation and transactions and not specifically assumed by the Corporation's investment adviser (the "Adviser") pursuant to that certain Investment Advisory Agreement, dated September 6, 2023, by and between the Corporation and the Adviser, as amended from time to time (the "Advisory Agreement"), or another related agreement, written arrangement or set of policies; provided that the Corporation has commenced operations. For purposes of this Agreement, the date on which the Corporation has "commenced operations" shall be the date on which the Corporation has first called capital commitments of any subscribers of the Corporation who are not "affiliated persons" (as defined in the Investment Company Act) of the Adviser. Costs and expenses to be borne by the Corporation include those relating to:

(a)	organizational expenses of the Corporation;

(b)	calculating the net asset value of the Corporation, including the cost and expenses of any independent valuation firm or service;

(c)	fees and expenses incurred by the Adviser and payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation's investments, performing due diligence on prospective portfolio companies, and if necessary, in respect of enforcing the Corporation's rights with respect to investments in existing portfolio companies, or otherwise relating to, or associated with, evaluating and making investments, which fees and expenses include, among other items, due diligence reports, appraisal reports, research and market data services (including an allocable portion of any research or other service that may be deemed to be bundled for the benefit of the Corporation), any studies commissioned by the Adviser and travel and lodging expenses;

(d)	interest payable on debt, if any, incurred by the Corporation to finance its investments, debt service and all other costs of borrowings or other financing arrangements (including fees and other expenses), and expenses related to unsuccessful portfolio acquisition efforts;

(e)	offerings of the common stock and other securities of the Corporation, including any public offering of the common stock of the Corporation;

(f)	investment advisory and management fees and incentive fees;

(g)	administration fees and expenses payable under this Agreement and any sub-administration agreements;

(h)	fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments in portfolio companies, including costs associated with meeting financial sponsors;

(i)	fees incurred by the Corporation for escrow agent, transfer agent, dividend agent and custodial fees and expenses;

(j)	U.S. federal and state registration and franchise fees;

(k)	all costs of registration and listing of the Corporation's securities on any securities exchange, including in connection with any quotation or listing of the Corporation's securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of the Corporation's assets to, or a merger or other liquidity transaction with, an entity in which the Corporation's shareholders receive shares of a publicly traded company which continues to be managed by the Adviser or an affiliate thereof;

(l)	fees payable to rating agencies;

(m)	U.S. federal, state and local taxes;

(n)	independent directors' fees and expenses;

(o)	costs of any reports, proxy statements or other notices to stockholders, including printing and mailing costs;

(p)	costs associated with individual or group stockholders, including the costs of any stockholders' meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

(q)	costs of preparing financial statements and maintaining books and records;

(r)	costs of preparing and filing reports or other documents with the Securities and Exchange Commission, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission and other regulatory bodies, and other reporting and compliance costs, and the costs associated with reporting and compliance obligations under the Investment Company Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(s)	costs associated with compliance with Sarbanes-Oxley Act of 2002, as amended;

(t)	the Corporation's allocable portion of any fidelity bond, directors' and officers' errors and omissions liability insurance policies, and any other insurance premiums;

(u)	direct costs and expenses of administration, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

(v)	proxy voting expenses;

(w)	costs of effecting sales and any repurchases of shares of the Corporation's common stock and other securities;

(x)	fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events), design and website expenses;

(y)	allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it;

(z)	commissions and other compensation payable to brokers or dealers;

(aa)	costs of information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

(bb)	indemnification payments;

(cc)	costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Corporation and the amount of any judgment or settlement paid in connection therewith;

(dd)	extraordinary expenses or liabilities incurred by the Corporation outside of the ordinary course of its business;

(ee)	costs of derivatives and hedging;

(ff)	certain costs and expenses relating to distributions paid on the shares of the Corporation's common stock;

(gg)	all fees, costs and expenses, if any, incurred by or on behalf of the Corporation in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

(hh)	costs and expenses (including travel) in connection with the diligence and oversight of the Corporation's service providers;

(ii)	fees, costs and expenses of winding up and liquidating the Corporation's assets;

(jj)	costs associated with technology integration between the Corporation's systems and those of the Corporation's participating intermediaries;

(kk)	all travel and related expenses of the Corporation's and Adviser's directors, officers, managers, agents and employees incurred in connection with attending meetings of the Board or holders of our securities or performing other business activities that relate to the Corporation;

(ll)	dues, fees and charges of any trade association of which the Corporation is a member;

(mm)	costs associated with events and trainings of the Board (including travel);

(nn)	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Corporation's assets for tax or other purposes; and

(oo)	any and all other expenses incurred by the Corporation or the Administrator in connection with administering the Corporation's business, including payments made under this Agreement based upon the Corporation's allocable portion (subject to the review and approval of the Corporation's independent directors) of the Administrator's overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the costs of the compensation, benefits and related administrative expenses (including travel expenses) of the Corporation's officers who provide operational, administrative, legal, compliance, finance and accounting services to the Corporation, including the Corporation's chief compliance officer and chief financial officer, their respective staffs and other professionals employed by an affiliate of the Administrator who provide services to the Corporation and assist with the preparation, coordination, and administration of the foregoing or provide other "back-office" or "middle-office" financial or operational services to the Corporation. Notwithstanding anything to the contrary contained herein, the Corporation shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals.

 The presence of an item in or its absence from the foregoing list, on the one hand, and the list of Corporation expenses set forth in Section 2 of the Advisory Agreement, on the other, shall in no way be construed to limit the responsibility of the Corporation for such expense under either this Agreement or the Advisory Agreement. To the extent the Administrator outsources any of its functions, the Corporation shall pay the fees associated with such functions on a direct basis without profit to the Administrator. For the avoidance of doubt, the Corporation shall be responsible for the costs and expenses set forth in the foregoing clauses (a) through (oo) incurred subsequent to the formation of the Corporation, including during periods prior to the date on which the Corporation commenced operations.

5.               Limitation of Liability of the Administrator; Indemnification

 The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator, including the Adviser) shall not be liable to the Corporation or its stockholders for any action taken or omitted to be taken by the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator, including the Adviser) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Corporation, and the Corporation shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Administrator's duties or obligations under this Agreement or otherwise as administrator for the Corporation. Notwithstanding the preceding sentence of this Paragraph 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator's duties or by reason of the reckless disregard of the Administrator's duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

6.               Activities of the Administrator

 The services of the Administrator to the Corporation are not to be deemed to be exclusive, and the Administrator and each other person providing services as arranged by the Administrator is free to render services to others. It is understood that Directors, officers, employees and stockholders of the Corporation are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

7.               Duration and Termination of this Agreement

 This Agreement shall become effective as of the date hereof, and shall remain in force with respect to the Corporation for two years thereafter, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors and (ii) a majority of those Directors who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement.

 This Agreement may be terminated at any time, without the payment of any penalty, by the Corporation or by the Administrator, upon 60 days' written notice to the other party. This Agreement may not be assigned by a party without the consent of the other party.

 The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Indemnified Parties shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration and Section 5 shall continue in force and effect and apply to the Administrator and its representatives as and to the extent applicable.

8.               Amendments to this Agreement

 This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9.               Assignment

 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement. Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party's rights and obligations hereunder.

10.             Entire Agreement; Governing Law

 This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and any applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with any applicable provisions of the Investment Company Act, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

11.             No Waiver

 The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

12.             Notices

 Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office, or alternatively shall be given by email to the chief legal officer or chief compliance officer of the respective party and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

13.             Severability

 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

14.             Counterparts

 This Agreement may be executed in one or more counterparts (including by facsimile or pdf transmission), each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.            Survival of Certain Provisions

 The provisions of Sections 5, 10, 11 and 13 of this Agreement shall survive any termination or expiration of this Agreement and the dissolution, termination and winding up of the Corporation.

16.            Certain Matters of Construction

(a) The words "hereof," "hereto," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section hereof shall include all subsections thereof.

(b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c) The word "including" shall mean including without limitation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

26NORTH BDC, INC.

By:	/s/ Brendan McGovern
Name:	Brendan McGovern
Title:	President and Chief Executive Officer

26NORTH DIRECT LENDING ADMINISTRATION LLC
By: 26North Partners LP, its managing member
By: 26North Partners GP LLC, its general partner

By:	/s/ Frank Marra
Name:	Frank Marra
Title:	Chief Financial Officer and Chief Compliance Officer

[Signature Page to 26North BDC, Inc. Administration Agreement]